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                                                                    Exhibit 23.1
     Consent of Independent Accountants

     To the Board of Directors and Stockholders of Artesian Resources Corporation:

     We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the registration statement.



     KPMG Peat Marwick LLP

     Wilmington, Delaware
     June 5, 1996